UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  August 30, 2012

MTS SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-2382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE, EDEN PRAIRIE, MN 55344

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01	Entry into a Material Definitive Agreement.

On August 30, 2012, MTS Systems Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with the United States of America, acting through the United States Department of Justice (“DOJ”), settling for $7.75 million, the DOJ’s potential claims against the Company for its past disclosures on its government certifications and representations in connection with federal government contracting. The Agreement contains mutual releases relating to the above-described claims.

The terms of the Settlement Agreement are consistent with the Company’s disclosure of an agreement in principle with the U.S. Attorney’s Office for the District of Minnesota on a Current Report on Form 8-K dated July 31, 2012 and in a press release issued on the same day.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

The Company issued a press release with respect to the forgoing matters which is included as an exhibit to this filing.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10.1	Settlement Agreement between the Company and the United States of America, acting through the DOJ dated August 30, 2012

	99.1	Press release issued on August 30, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION (Registrant)
Date: August 30, 2012	By:	/s/ Susan E. Knight
Susan E. Knight Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Number	Title	Method of filing
10.1 99.1	Settlement Agreement between the Company and the United States of America, acting through the DOJ, dated August 30, 2012 Press release issued on August 30, 2012	Filed electronically Filed electronically

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